Exhibit 99.1

Akorn Reports Preliminary Second Quarter 2012 Financial Results

-Reports Record Q2 Revenue of $63.3 million and Q2 Adjusted EPS of $0.12-

-Raises 2012 Outlook-

LAKE FOREST, Ill.--(BUSINESS WIRE)--August 7, 2012--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported preliminary financial results for the second quarter of 2012, subject to further review by the Company and its auditors. Final financial results will be filed by the Company in its second quarter 2012 Form 10-Q.

Second Quarter Highlights

  Twelfth consecutive quarter of growth in core revenue and adjusted EBITDA. Akorn’s core business consists of the ophthalmic, hospital drugs & injectables and contract services segments.
  Revenue growth of 97% over the comparable prior year quarter, or 37% excluding the impact of acquisitions.
  Filed three new internally developed ANDAs and completed the development on an additional twelve ANDAs with a combined annual market size of $1.6 billion.
  Launched vancomycin hydrochloride capsules, the generic version of ViroPharma’s Vancocin©.
  Relaunch of two drug shortage injectables: Fentanyl Citrate Injection and Midazolam Hydrochloride Injection.

Raj Rai, Chief Executive Officer commented, “We delivered another solid quarter as a result of the continued strong demand for our core products, the recently acquired Akorn India business as well as the launch of oral vancomycin. We expect a strong second half of the year due to new contract awards while we continue to make strategic investments in sales and R&D in order to position ourselves for continued long-term growth.”

Consolidated revenue for the second quarter of 2012 was $63.3 million, up 97% over the comparable prior year quarter consolidated revenue of $32.1 million, and up 37% excluding the impact of acquisitions. Organic growth came from market share gains in established products, the launch of oral vancomycin, injectable drug shortages and the relaunch of certain injectable and ophthalmic products, partially offset by decreases in our US contract services revenue. Additional year-over-year growth came from the acquisitions of AVR, Lundbeck products and certain assets of Kilitch Drugs (India) Limited.

Consolidated gross margin for the second quarter of 2012 was 56.5% compared to 55.6% in the comparable prior year period. Gross margin for the second quarter of 2012, excluding the impact of Akorn India, was 60.1%. Sustained improvements in gross margin are the result of favorable product mix, the acquisition of higher margin products from Lundbeck, and higher utilization of plant capacities.

Net income for the second quarter of 2012 was $10.6 million, or $0.10 per diluted share compared to net income of $17.9 million, or $0.17 per diluted share in the comparable prior year quarter. Net income for the second quarter of 2011 included a $0.13 per diluted share gain on the sale of the Akorn-Strides LLC joint venture’s product portfolio to Pfizer.

Non-GAAP adjusted net income for the second quarter of 2012 was $13.3 million, or $0.12 per diluted share compared to non-GAAP adjusted net income of $9.2 million, or $0.09 per diluted share in the comparable prior year quarter. The year-over-year comparison was also impacted by the Federal income tax provision and interest expense related to the Company’s convertible debt. The Company did not record a Federal income tax provision in the second quarter of 2011 and issued convertible debt in June of 2011.

Second quarter 2012 non-GAAP Adjusted EBITDA was $23.3 million, up 120% compared with $10.6 million in the comparable prior year quarter. Non-GAAP financial measures are defined further below under “Non-GAAP Financial Measures.”

First Quarter 2012 Restatement

On August 7, 2012, Akorn, Inc., issued a press release announcing that, on August 3, 2012, the Audit Committee of Akorn’s Board of Directors (“Audit Committee”), upon the recommendation of management, concluded that the previously issued financial statements contained in Akorn, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 should not be relied upon because of errors in those financial statements and that those financial statements would be restated to make the necessary accounting adjustments.

The previously disclosed $66.7 million purchase price for the acquisition of certain assets of Kilitch Drugs (India) Limited was originally recorded in the first quarter of 2012. During the second quarter of 2012, the Company determined that its preliminary accounting for the acquisition of certain assets of Kilitch Drugs (India) Limited needed to be corrected, as certain items that had been previously capitalized as purchase price needed to be expensed as either compensation earned from the achievement of acquisition related milestones or other acquisition costs. As a result of the restatement Akorn will re-characterize approximately $8.3 million of originally recorded purchase price as additional expense for the quarter ended March 31, 2012.

In addition, the Company’s consolidated statements of cash flows for the three months ended March 31, 2012 and 2011 have been adjusted to correct a classification error.  The error resulted in an understatement of net cash provided by operating activities of $1.4 million, with a corresponding understatement of net cash used in investing activities for the three months ended March 31, 2012 and an overstatement of net cash provided by operating activities of $0.5 million, with a corresponding overstatement of net cash used in investing activities for the three month period ended March 31, 2011.

2012 Outlook

The Company’s 2012 outlook has been updated to include the impact of vancomycin hydrochloride capsules, but excludes any new approvals after August 7, 2012.

Total revenues	$248 – 258	million

Total gross margin percentage	58 – 59%

SG&A expenses	$49 – 51	million
(excluding Kilitch acquisition-related expenses)

R&D expenses	$15 – 18	million

Tax rate	37.4%

Adjusted net income	$55 – 57	million

Adjusted net income per diluted share	$0.50 – 0.52

Adjusted EBITDA	$97 – 100	million

Capital expenditures	$20 - 25	million

Akorn’s R&D Pipeline

The Company has 41 ANDAs filed with the FDA with a combined annual market size of approximately $4.4 billion. The Company has completed development work on 13 additional products with a combined annual market size of approximately $1.2 billion and expects to file these products with the FDA shortly.

Second Quarter 2012 Conference Call

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, August 7, 2012, to discuss second quarter 2012 results followed by a Q&A session. The domestic call-in number is 888-267-6301 and the international call-in number is 719-457-2615. The confirmation code for all callers is 4125361. The URL for the webcast is http://www.videonewswire.com/event.asp?id=88178. A live broadcast of the conference call will also be available online at www.akorn.com under the Investor Relations tab and available for replay for 30 days.

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois, Somerset, New Jersey and Paonta Sahib, India where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of Akorn's results of operations, projections of certain charges and expenses, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), Akorn is also reporting Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures. Since Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share are not GAAP financial measures, they should not be used in isolation or as a substitute for consolidated statements of operations and cash flow data prepared in accordance with GAAP. In addition, Akorn’s definitions of Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. For a full reconciliation of Adjusted EBITDA and Adjusted net income to GAAP net income, please see the attachments to this earnings release.

Core business revenue, as defined by the Company, is equal to total GAAP revenues, less revenue attributed to the Biologics & vaccines segment, which the Company exited during the quarter ended March 31, 2010. The Company believes that core business revenue is a meaningful indicator in that it helps investors to evaluate the Company’s revenue trends from its current reportable segments, excluding the impact of the Company’s exit from the biologics & vaccines segment, which it did not consider to be part of its core business.

Adjusted EBITDA, as defined by the company, is calculated as follows:

Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Non-cash expenses, such as share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, amortization of the fair value adjustment to inventory acquired through business acquisitions, and Kilitch Drugs (India) Limited acquisition related expense

The Company believes that Adjusted EBITDA is a meaningful indicator, to both Company management and investors, of the past and expected ongoing operating performance of the Company. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company’s true operational performance (i.e. fair value adjustments to the carrying value of stock warrants liability).

Adjusted net income, as defined by the company, is calculated as follows:

Income before income taxes, plus:

  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, changes in the fair value of warrants, and deferred financing cost amortization
  Other adjustments, such as equity in earnings of unconsolidated joint venture related to the sale of the joint venture's assets, amortization of the fair value adjustment to inventory acquired through business acquisitions, and Kilitch Drugs (India) Limited acquisition related expense
  Less an estimated cash tax provision, net of the benefit from utilizing NOL carry-forwards.

Adjusted net income per diluted share is equal to Adjusted net income divided by the actual or anticipated diluted share count for the applicable period.

The Company believes that Adjusted net income and Adjusted net income per diluted shares are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance. Adjusted net income and Adjusted net income per diluted share provide the Company and investors with income figures that would be expected to be more aligned with cash flows than GAAP net income, which includes a host of non-cash income and expense items.

While the Company uses Core business revenue, Adjusted EBITDA, Adjusted net income and Adjusted net income per diluted share in managing and analyzing its business and financial condition and believes these non-GAAP financial measures to be useful to investors in evaluating the Company’s performance, each of these financial measures has certain shortcomings. Core business revenue does not provide a full picture of the Company’s historical revenues. Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the GAAP financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company’s compensation package for its directors, officers and other key employees. Due to the inherent limitations of each of these non-GAAP financial measures, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA and encourages investors to do likewise.

AKORN, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA
(UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2012	2011	2012	2011
	(Preliminary)		(Preliminary)
			(Restated)

Revenues	$ 63,287	$ 32,148	$ 115,004	$ 57,592
Cost of sales	27,560	14,265	48,376	25,456
GROSS PROFIT	35,727	17,883	66,628	32,136

Selling, general and administrative expenses	10,940	8,024	21,279	14,315
Acquisition-related costs	184	107	8,644	218
Research and development expenses	4,073	2,767	6,950	4,654
Amortization of intangibles	1,754	309	3,317	565
TOTAL OPERATING EXPENSES	16,951	11,207	40,190	19,752

OPERATING INCOME	18,776	6,676	26,438	12,384

Amortization of deferred financing costs	(195)	(1,403)	(388)	(1,596)
Non-cash interest expense	(1,204)	(286)	(2,387)	(286)
Interest (expense) income, net	(1,006)	(324)	(2,050)	(313)
Equity in earnings of unconsolidated joint venture	-	13,706	-	14,530
INCOME BEFORE INCOME TAXES	16,371	18,369	21,613	24,719
Income tax provision	5,803	423	9,817	963
NET INCOME	$ 10,568	$ 17,946	$ 11,796	$ 23,756

NET INCOME PER SHARE:
BASIC	$ 0.11	$ 0.19	$ 0.12	$ 0.25
DILUTED	$ 0.10	$ 0.17	$ 0.11	$ 0.23

SHARES USED IN COMPUTING NET INCOME PER SHARE:
BASIC	95,096	94,579	95,054	94,389
DILUTED	110,513	105,233	109,879	104,653

COMPREHENSIVE INCOME:
Net income	10,568	17,946	11,796	23,756
Foreign currency translation loss	(4,757)	-	(6,960)	-
Comprehensive income	5,811	17,946	4,836	23,756

AKORN, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
IN THOUSANDS, EXCEPT SHARE DATA

	JUNE 30,	DECEMBER 31,
	2012	2011
	(Preliminary)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,410	$83,962
Trade accounts receivable, net	37,066	25,307
Inventories	46,575	35,456
Deferred taxes, current	4,469	8,153
Prepaid expenses and other current assets	3,968	3,071
TOTAL CURRENT ASSETS	116,488	155,949
PROPERTY, PLANT AND EQUIPMENT, NET	76,310	44,389
OTHER LONG-TERM ASSETS:
Goodwill	31,077	11,863
Product licensing rights, net	65,498	67,822
Other intangibles, net	17,458	13,016
Deferred financing costs	3,476	3,864
Long-term investments	10,269	10,137
Other	138	105
TOTAL OTHER LONG-TERM ASSETS	127,916	106,807
TOTAL ASSETS	$320,714	$307,145

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$15,931	$17,874
Accrued compensation	3,461	5,094
Accrued acquisition related compensation	3,961	-
Accrued expenses and other liabilities	7,003	5,321
TOTAL CURRENT LIABILITIES	30,356	28,289
LONG-TERM LIABILITIES:
Convertible notes due 2016	102,688	100,808
Purchase consideration payable	14,648	13,841
Deferred taxes, non-current	2,428	3,742
Product warranty liability	1,299	1,299
Lease incentive obligations and Other long-term liabilities	953	958
TOTAL LONG-TERM LIABILITIES	122,016	120,648
TOTAL LIABILITIES	152,372	148,937
SHAREHOLDERS' EQUITY:
Common stock, no par value -- 150,000,000 shares authorized, 95,095,860 and 94,936,282 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	217,934	212,636
Warrants to acquire common stock	17,946	17,946
Accumulated deficit	(60,578)	(72,374)
Accumulated other comprehensive loss	(6,960)	-
TOTAL SHAREHOLDERS' EQUITY	168,342	158,208
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$320,714	$307,145

AKORN, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2012	2011	2012	2011
	(Preliminary)	(Restated)	(Preliminary)	(Restated)
			(Restated)
OPERATING ACTIVITIES
Net income	$10,568	$17,946	$11,796	$23,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,808	1,183	5,319	2,309
Write-off and amortization of deferred financing fees	195	1,403	388	1,596
Non-cash stock compensation expense	1,758	1,763	3,181	2,494
Non-cash interest expense	1,204	-	2,387	-
Deferred tax assets, net	1,484	-	3,261	-
Excess tax benefit from stock compensation	-	-	(1,595)
Amortization of debt discount	-	286	-	286
Equity in earnings of unconsolidated joint venture	-	(13,706)	-	(14,530)
Changes in operating assets and liabilities:
Trade accounts receivable	(6,066)	(1,885)	(9,980)	(5,068)
Inventories	(5,406)	(2,608)	(9,561)	(3,521)
Prepaid expenses and other current assets	(796)	(1,113)	(1,071)	(1,120)
Trade accounts payable	362	1,127	(2,014)	2,215
Accrued expenses and other liabilities	(2,874)	1,107	5,182	(1,087)
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,237	5,503	7,293	7,330

INVESTING ACTIVITIES
Payments for acquisitions and equity investments	-	(26,011)	(56,231)	(26,011)
Purchases of property, plant and equipment	(6,867)	(3,596)	(12,253)	(5,232)
Distribution from unconsolidated joint venture	-	1,339	-	3,131
Purchase of product licensing rights	-	(4,000)	-	(4,000)
NET CASH USED IN INVESTING ACTIVITIES	(6,867)	(32,268)	(68,484)	(32,112)

FINANCING ACTIVITIES
Proceeds from issuance of convertible notes	-	120,000	-	120,000
Debt financing costs	-	(4,587)	-	(4,587)
Net proceeds from common stock offering and warrant exercises	-	-	-	1,727
Excess tax benefit from stock compensation	-	-	1,595	-
Proceeds under stock option and stock purchase plans	-	123	523	502
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	115,536	2,118	117,642

Effect of changes in exchange rates on cash & cash equivalents	(298)	-	(479)	-
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,928)	88,771	(59,552)	92,860
Cash and cash equivalents at beginning of period	28,338	45,712	83,962	41,623
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$24,410	$134,483	$24,410	$134,483

AKORN, INC.
PRELIMINARY RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED EBITDA
IN THOUSANDS (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2012	2011	2012	2011
	(Preliminary)		(Preliminary)
			(Restated)

NET INCOME	$10,568	$17,946	$11,796	$23,756

ADJUSTMENTS TO ARRIVE AT EBITDA:
Depreciation expense	1,054	874	2,002	1,744
Amortization expense	1,754	309	3,317	565
Interest expense, net	1,006	324	2,050	313
Non-cash interest expense	1,204	286	2,387	286
Income tax provision	5,803	423	9,817	963
EBITDA	$21,389	$20,162	$31,369	$27,627

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES:
Kilith acquisition related expense	-	-	8,324
Non-cash stock compensation expense	1,758	1,763	3,181	2,494
Write-off and amortization of deferred financing costs	195	1,403	388	1,596
Equity in earnings of unconsolidated joint venture that is related to the sale of the joint venture's assets	-	(13,380)	-	(13,380)
Amortization of the fair value adjustment to AVR's acquired inventory	-	677	-	677
ADJUSTED EBITDA	$23,342	$10,625	$43,262	$19,014

AKORN, INC.
PRELIMINARY RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
IN THOUSANDS, EXCEPT PER SHARE DATA (UNAUDITED)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2012	2011	2012	2011
	(Preliminary)		(Preliminary)
			(Restated)

INCOME BEFORE INCOME TAXES	$16,371	$18,369	$21,613	$24,719

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Kilitch acquisition related expense	-	-	8,324	-
Non-cash stock compensation expense	1,758	1,763	3,181	2,494
Non-cash interest expense	1,204	286	2,387	286
Amortization expense	1,754	309	3,317	565
Write-off and amortization of deferred financing costs	195	1,403	388	1,596
Equity in earnings of unconsolidated joint venture that is related to the sale of the joint venture's assets	-	(13,380)	-	(13,380)
Amortization of the fair value adjustment to AVR's acquired inventory	-	677	-	677

ADJUSTED INCOME BEFORE INCOME TAXES	21,282	9,427	39,210	16,957

ADJUSTED INCOME TAX PROVISION	7,998	217	11,994	661

ADJUSTED NET INCOME	$13,284	$9,210	$27,216	$16,296

ADJUSTED NET INCOME PER DILUTED SHARE	$0.12	$0.09	$0.25	$0.16

CONTACT:
Akorn, Inc.
Tim Dick, 847-279-6150
Chief Financial Officer